LAND SERVICES CONSULTING AGREEMENT

      THIS  AGREEMENT is made and entered into this 27 day of December,

2002  by  and between PETROL OIL AND GAS, INC. ("Petrol") and LAWRENCE  KEHOE

("Kehoe").

     RECITALS:

           A.   Petrol is a Nevada corporation engaged in the business of oil and  gas leasing and production with its principal office located at 6265  S.

Stephenson Way, Las Vegas, NV 89120.

          B.   Kehoe is a natural person who is engaged in business as a land professional with his place of business located at 1237 Osborne Road, Pomona,

Kansas 66076.

           C.    From time-to-time Petrol has need for the services  of  land professionals;  Kehoe  has  the requisite experience  and  qualifications  to provide such services; Kehoe desires to provide such services pursuant to the terms of this agreement.

      NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration the parties agree as follows:

      1.    Land  Professional Services:  Kehoe shall provide to Petrol  land professional  services in the nature of the following  specific  duties:  (i)

negotiation and execution of easements and surface agreements, including  but not  limited to, agreements concerning well location(s), waivers  of  surface

use   and  other  lease  provisions,  and  damage  release  and  compensation agreements related to drilling operations; and (ii) negotiation and execution

of   requisite  consents,  declarations,  designations,  memoranda,  notices,

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ratifications and stipulations by and between Petrol and any and all  surface owners  (whether or not such surface owners are also lessors) in or  adjacent to  Petrol  mineral  lease hold interests situated in  Coffey,  Anderson  and

Greenwood Counties, Kansas.  Except as otherwise agreed, Kehoe shall  not  be obligated  under this agreement to record instruments in the land records  or engage  in  due diligence title work.  In performing his services  hereunder,

Kehoe  agrees  to abide by the Code of Ethics of the American Association  of

Professional Landmen (AAPL) and shall conduct business in accordance with the

Standards  of  Practice of the AAPL as adopted and promulgated from  time-to-

time.

      2.    Term of Agreement:  This Agreement shall remain in effect for one

(1)  year  commencing  upon  execution hereof.   Petrol  may  terminate  this

contract at any time "for cause."  As used herein, the term "for cause" shall mean  Kehoe's  failure  to  abide by any material  term  of  this  Agreement,

provided,  however,  that Petrol's termination of this  agreement  shall  not terminate the Option Rights as defined and set forth in Paragraph 3, below.

      3.    Payment:  Except as otherwise agreed to in writing, Petrol  shall pay  Kehoe  for  his  services exclusively with stock and  stock  options  as follows:

     a.   Petrol  Stock  Grant:  Petrol hereby grants to Kehoe Three  Hundred

          Twenty  Five  Thousand (325,000) shares of common  stock  $.01  par value  of  Petrol.  To the extent possible, Petrol shall  take  all reasonable  and  necessary steps to register such  shares  as  free trading in any market where Petrol is listed in the future, if any.

     b.   Petrol  Stock  Option:  Petrol hereby grants to  Kehoe  the  right,

          privilege and option (the "Option Rights") to purchase a  total  of

          Three Hundred Twenty Five Thousand (325,000) shares of common stock

          $.01  per value of Petrol (the "Option Shares").  The Option Rights are  fully vested and exercisable immediately.  The exercise  price per share shall be Fifty Cents ($.50).

                Upon execution of this Agreement, the Option Rights shall  be exercisable at any time and from time to time, in whole or in  part for a period of Thirty Six (36) months, after such time Kehoe shall

          forfeit  all  right and privilege to all unexercised options.   The

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          Option  Rights  shall be exercised by written  notice  directed  to

          Petrol,  accompanied by a check payable to Petrol  for  the  Option

          Shares  being  purchased. Petrol shall make immediate  delivery  of such  purchased shares, fully paid and non-assessable, and  to  the extent  applicable, fully registered and registered in the name  of

          Kehoe.

                Petrol  currently has total authorized common shares  of  one hundred  million  (100,000,000).  If, and to the  extent  that  the

          number of authorized     shares of common stock of Petrol shall  be

          increased  beyond such 100,000,000, or reduced from 100,000,000  by whatever action, including but not limited to change of par  value,

          split,  reclassification, distribution or  a  dividend  payable  in stock,  or  the  like, the number of shares subject  to  the  Stock

          Option  and  the  option price per share shall  be  proportionately adjusted.  If,  however, Petrol, for any reason, issues  additional common stock in any amount up to the 100,000,000 shares authorized,

          no  such adjustment shall be applicable.  If Petrol is reorganized,

          consolidated  or merged with another corporation,  Kehoe  shall  be

          entitled  to  receive  Option  Rights  covering  shares   of   such

          reorganized,   consolidated,  or  merged  company   in   the   same

          proportion,  at  an  equivalent price,  and  subject  to  the  same conditions  as the Option Rights as set forth above.  For  purposes of  the preceding sentence, the excess of the aggregate fair market value  of  the shares subject to the option immediately  after  any such  reorganization, consolidation, or merger over  the  aggregate option  price of such shares shall not be more than the  excess  of the aggregate fair market value of all shares subject to the Option

          Rights  immediately before such reorganization,  consolidation,  or merger over the aggregate option price of such shares, and the  new

          option  or      assumption of the old Option Rights shall not  give

          Kehoe  additional  benefits which he did not  have  under  the  old

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          Option  Rights, or deprive him of benefits which he had  under  the old  Option  Rights.  Kehoe shall have no rights as  a  stockholder with  respect  to  the Option Shares until exercise  of  the  Stock

          Option and payment of the Option Price as herein provided.

     4.    Expense  Reimbursement/Allowance:  The parties  hereto  agree  and acknowledge  that  Kehoe  shall pay all out-of-pocket  expenses  incurred  in

connection  with  the  performance  of  the  services  provided  under   this

Agreement,  provided,  however,  if Petrol  requires  Kehoe  to  perform  any services  outside  of the geographic area of Coffey, Greenwood  and  Anderson

Counties, Kansas, Kehoe shall be entitled to reimbursement for such expenses.

All  expenses subject to reimbursement shall be reasonable and necessary  and in an amount not to exceed $110.00 per diem.  All reimbursable expenses shall be  agreed  upon  by the parties, in writing, in advance  of  the  time  such expenses are incurred.

     5.    Choice of Venue:  The parties hereto consent to submit any dispute arising out of, or with respect to this Agreement or the performance of  this

Agreement to the exclusive jurisdiction and venue of the state district court located in Coffey County, Kansas, United States of America.

     6.    Entire  Agreement: This writing constitutes the  entire  Agreement between  the parties hereto concerning the subject matter hereof;  supersedes all  existing  agreements between them; and, cannot be changed or  terminated except as provided herein or as stated in a written agreement signed by  both parties.

     7.    Choice of Law: This Agreement is made in, and shall be interpreted in  accordance with the laws of the United States of America, State of Nevada applicable  to  contracts  to be performed entirely  within  the  State,  and without regard to principles of conflicts of laws.

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     8.    Counterparts:    This Agreement may be executed  in  one  or  more

counterparts, all of which when taken together shall constitute one  and  the same Agreement.


     AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE.



                              PETROL OIL AND GAS, INC.



                              By:/s/ Paul Branagan
                                     Paul Branagan, President




                                 /s/ Lawrence Kehoe
                                       Lawrence Kehoe